                               CONSENT OF LEGAL COUNSEL






            We hereby consent to the filing of this opinion of counsel, dated August 21, 1998, with the Securities and Exchange Commission as an exhibit to the Offering Statement.









                                                    /s/ Bartz & Bartz
                                               --------------------------
                                               BARTZ & BARTZ

Edina, MN.
August 21, 1998